Exhibit 10.2

PerkinElmer

Form of Stock Option Grant Under 2001 [or 2005] Incentive Plan

Option to Purchase: ______________

Granted to: ____________

This stock option grant has been executed as of ________, 200_ on behalf of PerkinElmer, Inc. at the option price of $_____.

This is not a stock certificate or a negotiable instrument. Non-Transferable.

[Name of Grantee]	Grant Date:	______
	Shares Granted:	______
	Stock Option Price:	$_____
	Last Date to Exercise:	______

We are pleased to inform you that you have been granted an option to purchase PerkinElmer common stock. Your grant has been made under the Company’s Plan (the “Plan”), which together with the terms contained in the Certificate of Stock Option (the “Certificate”), sets forth the terms and conditions of your grant and is incorporated herein by reference. You can find a copy of the Plan in the “Guide to PerkinElmer’s Stock Incentive Plan”. Please review it carefully.

Vesting:

Options will vest equally over a three (3) year period and will have a seven (7) year exercise term.

Exercise:

You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place by the Last Date to Exercise, or such earlier date as is set out in the Plan following your death, disability or your ceasing to be an employee. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this Option.

Employment Requirements:

The Plan sets out the terms and conditions that govern this grant in the event of your termination of employment, retirement, death or total disability as follows:

•	If your employment is terminated for reasons other than retirement, death, or total disability, you will be able to exercise your vested stock options the earlier of the Last Date to Exercise or three (3) months from termination date. All unvested stock options will be cancelled.

•	If you terminate at a Company-recognized retirement age, you will be able to exercise your vested stock options the earlier of the option’s Last Date to Exercise or three (3) years from the effective date of termination. All unvested stock options will be cancelled.

•	If termination is due to your death or total disability, your unvested stock options become 100% vested. You, in the event of your total disability, or your estate, in the event of your death, have the earlier of the stock option’s Last Date to Exercise or one (1) year to exercise these options.

The option may be transferred to your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or you) control the management of assets, any other entity in which these persons (or you) own more than fifty percent of the voting interests. The transferee shall be subject to all the terms and conditions applicable to this option prior to the transfer. The transfer shall not be effective until you have notified the Company in writing that the transfer has occurred. Except as provided herein, this option shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

Taxes and Withholding:

This option is intended to be a Non-Qualified Stock Option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company.

Prohibited Activity Agreement:

This stock option grant is subject to the terms and conditions of your signed and executed Prohibited Activity Agreement. If you terminate your employment with the Company and engage in any Prohibited Activity (as defined the Prohibited Activity Agreement) within two years after you terminate employment, you will repay to the Company the economic value of any stock option granted to you which is exercised by you at any time after the date which is twelve months prior to the date of your termination of employment.

Change in Control:

If there is a Change in Control, your unvested stock options become 100% vested.

Change in Control Provision

Stock Option Grants

If there is a Change in Control of the Company (as defined below), your unvested stock options become 100% vested. Change in Control means an event or occurrence set forth in any one or more of paragraphs (A) through (D) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(A)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock or the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with paragraph (C), or

(B)	such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (1) who was a member of the Board on the date of the execution of this Agreement or (2) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (2) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(C)	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (1) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Stock and Outstanding Company Voting Securities, respectively; and (2) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(D)	approval by the stockholders of the Company or a complete liquidation or dissolution of the Company.